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                                                                     EXHIBIT 5.1



                         [LATHAM & WATKINS LETTERHEAD]


                                January 11, 2000



Leap Wireless International, Inc.
10307 Pacific Center Court
San Diego, California 92121

               Re:    Form S-8 Registration Statement
                      25,000 Shares of Common Stock

Ladies and Gentlemen:

               In connection with the registration by Leap Wireless International, Inc., a Delaware corporation (the "Registrant"), of 25,000 shares of common stock, par value $0.0001 per share (the "Shares"), of the Registrant to be issued pursuant to The Leap Wireless International, Inc. Executive Officer Deferred Stock Plan (the "Plan") under the Securities Act of 1933, as amended (the "Act"), on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January 11, 2000 (as amended from time to time, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

               In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Registrant in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

               In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.


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LATHAM & WATKINS

Leap Wireless International, Inc.
January 11, 2000
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               We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.

               Subject to the foregoing, it is our opinion that as of the date hereof the Shares have been duly authorized, and, upon the issuance of the Shares in accordance with the terms set forth in the Plan, the Shares will be validly issued, fully paid and nonassessable.

               We consent to your filing this opinion as an exhibit to the Registration Statement.


                                             Very truly yours,

                                             /s/ Latham & Watkins